UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2023

BESTGOFER, INC.

(Name of Small Business issuer in its charter)

Nevada	333-224041	82-5296245
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

401 Ryland St., Suite 200-A

Reno, NV 89502

(Address of principal executive offices)

(972) 03-0117987

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management for Bestgofer, Inc.’s (“Bestgofer” or the “Company”) has determined that certain errors were contained in the Company’s unaudited financial statements for the fiscal quarters ended February 02, 2022, May 31, 2022 and August 31, 2022.  The date Management made our determination, the reason for the determination, and our plan to remedy the errors are set forth below.

On January 19, 2023 the Company’s Principal Financial Officer, in consultation with the Company’s Board of Directors, determined the need for restated financial statements due to the previous materially incorrect recording of Company payables.  The Company discussed this situation, prior to the restatement, with our current auditors.  The Company’s financial statements have been corrected to include correctly recorded payables.

The restatement of the Company’s Financial Statements for the quarters ended February 02, 2022, May 31, 2022 and August 31, 2022 is disclosed in the notes to the Company’s audited financial statements accompanying its Form 10-K for the year ended November 30, 2022 when filed with the Securities and Exchange Commission (the “SEC”) and the restatement of unaudited financial statements for the periods ended February 02, 2022, May 31, 2022 and August 31, 2022 was disclosed in the unaudited interim financial statements accompanying the Company’s Forms 10-Q/A for the fiscal periods ended February 02, 2022, May 31, 2022 and August 31, 2022 which were each filed with the SEC on February 22, 2023.

BESTGOFER, INC.

/s/ Mohammed Hasan Hamed

Mohammed Hasan Hamed, President

March 10, 2023